Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Toppoint Holdings, Inc

We hereby consent to the incorporation by reference in the Registration Statement of Toppoint Holdings, Inc (the “Company”) on Form S-8 (File No. 333-284463) of our report dated April 15, 2025, with respect to our audits of the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023.

/s/ TAAD LLP

Diamond Bar, California

April 15, 2025